UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 8, 2013

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

5 Centerpointe Drive, Suite 400 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(971) 204-0382

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant

(1)	Previous Independent Auditors:

a.	On January 8, 2013, CytoDyn Inc. (the “Company”) was advised that, effective January 1, 2013, Pender Newkirk & Company LLP (“Pender Newkirk”) has discontinued its audit practice and that the partners and employees of Pender Newkirk have joined the firm of Warren Averett, LLC (“Warren Averett”). On January 11, 2013, the Company’s Audit Committee approved the retention of Warren Averett as the Company’s principal independent auditing firm.

b.	Pender Newkirk’s reports on the financial statements of the Company for its last two fiscal years ended May 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: In each of the Company’s Annual Reports on Form 10-K for the fiscal years ended May 31, 2012 and May 31, 2011, the Audit Reports regarding the Company’s audited financial statements included in such reports contained an explanatory paragraph regarding a significant doubt about the Company’s ability to continue as a going concern due to net loss, accumulated deficit, and working capital deficit.

c.	During the periods covered by the Audit Reports and the subsequent interim period in which Pender Newkirk served as the Company’s independent auditor, there were no disagreement(s) with Pender Newkirk on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Pender Newkirk, would have caused Pender Newkirk to make reference to the subject matter of such disagreement(s) in connection with its audit report.

d.	In accordance with Item 304(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”), the Company has provided Pender Newkirk with a copy of the disclosures contained herein and provided Pender Newkirk with an opportunity to furnish to the Company a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which Pender Newkirk does not agree with the statements made by the Company herein. Pender Newkirk has advised the Company that it has reviewed this filing and agrees with the Company’s responses, and has provided a letter addressed to the SEC in response to Item 304(a) of Regulation S-K which is annexed hereto as Exhibit 16.1.

(2)	New Independent Auditors:

a.	On January 11, 2013, the Company’s Audit Committee approved the retention of Warren Averett as the Company’s new principal independent auditing firm as of January 8, 2013. The Company has not consulted Warren Averett regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

b.	The Company has provided Warren Averett with a copy of the disclosures contained herein and provided Warren Averett with an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which Warren Averett does not agree with the statements made by the Company herein. Warren Averett has advised the Company that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit

The following exhibit is filed with this Form 8-K:

16.1	Letter of Pender Newkirk & Company LLP dated January 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: January 11, 2013	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer